UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2022

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-08897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 E. Dublin-Granville Road, Columbus, Ohio 43081
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares	BIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
                                Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.

As previously announced in a press release (the “Presentation Press Release”) issued on January 5, 2022 by Big Lots, Inc. (“we,” “us,” “our” or “Company”), executives of the Company are scheduled to make a presentation at the 2022 ICR Conference on Tuesday, January 11, 2022.

On January 10, 2022, the Company issued a press release (the “Guidance Press Release”) which provided (i) updated guidance for the fourth quarter of fiscal 2021; (ii) a long-range growth and margin outlook; and (iii) an update on the Company’s use of its share repurchase authorization approved by its Board of Directors on December 1, 2021.

Attached as exhibits to this Form 8-K are copies of the Presentation Press Release (Exhibit 99.1), the slides to be used in the presentation (Exhibit 99.2) and the Guidance Press Release (Exhibit 99.3). The information disclosed in this Item 7.01 and included in Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 is being furnished, not filed. By furnishing the information disclosed in this Item 7.01 and included in Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, we are making no admission as to the materiality of the information disclosed in this Item 7.01 or included in Exhibit 99.1, Exhibit 99.2 or Exhibit 99.3.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Big Lots, Inc. press release on investor presentation.

	99.2	Big Lots, Inc. investor presentation.

	99.3	Big Lots, Inc. press release on guidance.

	104	Cover Page Interactive Data File (formatted as Inline XBRL).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: January 10, 2022	By:	/s/ Ronald A. Robins, Jr.
Ronald A. Robins, Jr.
Executive Vice President, Chief Legal and Governance Officer, General Counsel and Corporate Secretary